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                                                                    EXHIBIT 10.3

              FORM OF PLEDGE AGREEMENT RELATING TO RESERVE DEPOSITS
                              (Summary Translation)

PARTY A (PLEDGOR): Shenzhen GrenTech Co., Ltd.

     Business address:          Room 1001, 10th Floor, East Tower 4, Saige
                                Science & Technology Park, Futian District,
                                Shenzhen 518028, China

     Authorized representative: Yingjie Gao

PARTY B (PLEDGEE): China Construction Bank, Shenzhen Branch

     Business address:          Jianhang Building, East Block, Financial Center,
                                Hongling Road South, Shenzhen, China

     Authorized representative: [specify]

In order to facilitate the performance by the parties of the relevant Limited-recourse Accounts Receivable Selling Agreement (the "PRIMARY AGREEMENT") entered or to be entered into by and between Party A and Party B and to ensure Party B's rights to the relevant accounts receivable subject to such Primary Agreement (the "ACCOUNTS RECEIVABLE"), Party A is willing to provide and pledge the reserve deposits hereunder to Party B with respect to the Accounts Receivable. According to the relevant laws, regulations and judicial interpretations, Party A and Party B hereby enter into this Agreement on basis of voluntariness, equality, mutual benefit and good faith through friendly negotiation.

ARTICLE I PLEDGE

Party A hereby pledges its deposits in its designated account at Party B (the "PLEDGED RESERVE ACCOUNT") for the benefit of Party B as reserves for the Accounts Receivable.

Party A represents and warrants that there are no claims or disputes relating to its ownership and title to the reserve deposits in the Pledged Reserve Account.


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ARTICLE II SCOPE OF PLEDGE

The reserve deposits in the Pledged Reserve Account are to secure the rights transferred by Party A to Party B under any Account Receivable, including interests thereon, commission fee, management fee, damages, liquidated damages, and costs and expenses incurred by Party B in enforcing its rights under such Account Receivable, such as court fees, arbitration fees, legal fees, garnishment costs and expenses, travel expenses, enforcement expenses, valuation fees and auction fees, and other losses incurred by Party B.

ARTICLE III TERM OF PLEDGE

The term of the pledge with respect to the reserve deposits hereunder shall be [specify number] years following the expiration date of the term of the relevant Account Receivable pursuant to the Primary Agreement.

ARTICLE IV INDEPENDENCE

The validity of this Agreement shall be independent of the Primary Agreement. The invalidity of the Primary Agreement shall not affect the validity of this Agreement. Should the Primary Agreement be determined to be void or invalid, Party A shall, to the extent of the reserve deposits remaining in the Pledged Reserve Account, continue to be liable for the obligations of the relevant debtors of the Accounts Receivable to make payments under such Accounts Receivable.

ARTICLE V DESIGNATED ACCOUNT

Party A hereby undertakes to deposit [specify currency and amount] into the Pledged Reserve Account within 10 working days of the execution and delivery of this Agreement. During the term of the pledge hereunder, Party A shall not withdraw, transfer or otherwise dispose of any funds standing to the credit of the Pledged Reserve Account for any use other than permitted hereunder.

     Name of Pledged Reserve Account:   Shenzhen GrenTech Co., Ltd.

     Number of Pledged Reserve Account: [specify]


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ARTICLE VI ENFORCEMENT OF SECURITY INTERESTS

Party A hereby agrees that Party B shall have the right, without any prior consent of Party A, to withdraw funds in the Pledged Reserve Account upon the occurrence of any of the following:

1. Party B shall have not received all the payments (including principal and interest) due and payable under any Account Receivable prior to the expiration of the term (including any grace period thereof) specified in the Primary Agreement with respect to such Account Receivable; or

2. Other conditions or circumstances shall have occurred or exist as specified in the Primary Agreement pursuant to which Party B shall have the right to enforce its rights against the debtors of any Account Receivable prior to such Account Receivable becoming due and payable.

After withdrawal of funds from the Pledged Reserve Account in accordance herewith, Party B shall notify Party A in writing within [specify] working days of the time and amount of such withdrawal.

Party A hereby undertakes that, should the Pledged Reserve Account become frozen or otherwise seized by any judicial or other relevant authorities, it shall provide other security acceptable to Party B.

Party A hereby agrees that, should it fail to provide other security acceptable to Party B when the Pledged Reserve Account shall have been frozen or otherwise seized by any judicial or other relevant authorities, Party B shall have the right to withdraw funds from any other accounts that Party A maintains with China Construction Bank, regardless of the currency of such account.


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ARTICLE VII GOVERNING LAW AND DISPUTE RESOLUTION

This agreement shall be governed by the laws of the People's Republic of China.

Any dispute under or in relation to this Agreement shall first be resolved through friendly negotiations, failing which, to be resolved through the following selected means [select one of the following]:

1.   Submit the dispute to the local People's Court where Party B is located.

2. Submit the dispute to the Shenzhen Arbitration Committee for arbitration in Shenzhen in accordance with the then effective arbitration rules of the Shenzhen Arbitration Committee.

3. Submit the dispute to the Shenzhen Branch of China International Economic and Trade Arbitration Commission for arbitration in Shenzhen in accordance with the arbitration rules for financial disputes.

During any legal proceedings or arbitration, provisions of this Agreement that are not subject to the dispute shall continue to performed by the parties.

ARTICLE VIII EFFECTIVENESS

This agreement shall come into effect upon:

1. due execution and proper attachment hereunto of the corporate seal by the legal representatives or authorized persons of each party hereto; and

2. deposit by Party A into the Pledged Reserve Account at the time and in the amount as specified in Article V of this Agreement.

ARTICLE IX HANDLING SUB-BRANCH

Party B has authorized its [specify sub-branch name] as the handling sub-branch hereunder. The handling sub-branch shall be entitled to handle in its own name the actual performance of this Agreement, including collection of any Account Receivable, institution of any lawsuit or arbitration and the execution otherwise hereof.

ARTICLE X COUNTERPARTS

This agreement shall be executed in four counterparts and each party shall hold two counterparts.


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ARTICLE XI REPRESENTATIONS AND DECLARATIONS

1. Party B has made relevant explanations of the provisions of this Agreement to Party A.

2. Party A clearly understands the scope of business and limitations of authority of Party B.

3. Party A has read all the provisions of this Agreement and is fully aware of and understands the meaning of the provisions herein and their legal consequences.

4.   Party A has the authority to sign this Agreement.

Party A (Seal):                            Party B (Seal):

Legal Representative or authorized person: Legal Representative or authorized person:

Date: [specify]                            Date: [specify]


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